eNETS Hong Kong Limited *(Wholly owned by eNETS Pte Ltd)*

eNETS Reseller Agreement

THIS AGREEMENT is made on the 03 (Day) August (Month) 2009 (Year) between eNETS Hong Kong Ltd, a company incorporated in Hong Kong and having its office at Level 28 Three Pacific Place 1, Queen's Road East, Hong Kong (hereinafter called "eNETS") of the one part and the party specified in Appendix A (hereinafter called "Reseller") of the other part.

WHEREAS eNETS operates the System and the Reseller desires and eNETS agrees to appoint the Reseller to market and sell the System in to the customer specified in Appendix A (hereinafter called "the Customer") upon the terms and conditions hereafter appearing:

NOW IT IS HEREBY AGREED as follows:

1. DEFINITIONS

1.1 In this Agreement (including the above recitals) and in the Appendices hereto, unless the context otherwise requires, the following expressions shall have the respective meanings set out against them:

Expressions Meanings
"Customer" A merchant or service provider who enters into an agreement with eNETS to participate in the System.

"Marks" The names, marks, designs, logos, signs, acronyms and other insignia (whether registered or unregistered) used or to be used by eNETS and the Participating Banks in connection with the System including all variations thereof and amendments thereto from time to time.

"eNETS" eNETS and its subsidiaries.

"Payment Gateway" The direct debit and credit card payment gateway marketed as "eNETS Debit/Credit", operated by eNETS that allows Customers to receive payment for Transactions electronically.

"Regulatory Authority" Any ministry or department of the Government of Singapore and includes any statutory authority or body in Singapore established with powers to regulate banking, credit or financial services and/or electronic transactions or communications.

"System" The Payment Gateway System.

"Transaction" Transaction effected using the System.

1.2 Clause headings are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. In this Agreement, references to Clauses and Appendices are to be construed as references to the clauses of and appendices to this Agreement; words importing the plural shall, except where the context otherwise requires, include the singular and vice versa; references to the masculine gender shall include the feminine or neuter genders and vice versa; and references to persons shall be construed as references to an individual, firm, company, body corporate, statutory board, government body, incorporated body of persons, association or trust as the context may require.

2. AUTHORISATION AND ACCEPTANCE OF CUSTOMER

2.1 Subject to the terms of this Agreement, eNETS hereby appoints the Reseller to market and sell the System to potential Customers on a non-exclusive basis.

2.2 The Reseller agrees that acceptance of any party as a Customer is at the sole discretion of eNETS and nothing herein shall be construed to require or compel eNETS to accept any party secured by the Reseller pursuant to this Agreement as a Customer. eNETS is not required to assign any reason for such non-acceptance and eNETS shall have no liability to the Reseller for any loss or damage suffered as a result of such non-acceptance.

2.3 The Reseller undertakes that in marketing and selling the System, it shall comply fully with the instructions of eNETS.

3. GRANT OF LICENSE TO USE MARKS

3.1 eNETS hereby grants to the Reseller, for the term of this Agreement, a personal non-assignable non-exclusive licence to use the Marks in connection only with the performance of its obligations under this Agreement and in accordance with such manner of use as may be stipulated or permitted by eNETS from time to time.

3.2 The Reseller shall not use the Marks or any derivative or variation thereof or any mark similar thereto in any advertising and promotional or other materials whatsoever without the prior written consent of eNETS.

3.3 The Reseller undertakes, in accordance with the reasonable instructions of eNETS, to put up and display such signs and to distribute such materials at its premises relating to the System, whether or not such materials contain the Marks, as may be required by eNETS from time to time but not to otherwise do so without the prior written consent of eNETS.

3.4 The Reseller agrees that it shall derive no title or interest in the Marks or any part thereof and shall not attain any goodwill in respect thereof, which shall accrue for the sole benefit of eNETS. eNETS makes no warranties in connection with the Marks.

3.5 The Reseller hereby authorises and consents to NETS making reference to, using and reproducing the Reseller's name, trade marks, logos, signs, acronyms and other insignia in any material or medium for the advertisement, publicity and promotion of the System. Provided that eNETS shall not thereby or otherwise derive any title, interest, claim, right or goodwill in the same.

4. UNDERTAKINGS OF THE RESELLER

4.1 The Reseller warrants, represents and undertakes that it has the necessary power and authority to enter into and perform this Agreement on the terms hereof and is not and shall not by virtue thereof be in contravention of any provision of any contract or its Memorandum and Articles of Association or other constitutional document, by-laws or other documents to which it is a party or under which it is bound.

4.2 The Reseller agrees and undertakes that it shall, at its own expense:

(a) use its best efforts to market, promote and sell the System;

(b) perform its obligations under this Agreement in a professional and businesslike manner and not do anything which might harm the business and reputation of eNETS;

(c) provide technical support for the installation and integration of the System onto the computer of the Customers secured by the Reseller;

(d) provide maintenance service on the System software and Interface Specifications software to Customers secured by the Reseller;

(e) perform such tasks as may be necessary to complete the sale of the System to the Customer recruited by the Reseller including completion of formalities between the Customer, eNETS and any participating bank; and

(f) protect the integrity of the System and take all necessary measures to prevent unauthorised access to or tempering with the System.

(g) provide on-going relationship management services to Customers and to uphold eNETS high customer service standards.

(h) alert and inform eNETS of any adverse news and information regarding the Customers as and when it occurs.

4.3 The Reseller agrees and undertakes that it shall not:

(a) make any representation or warranty in respect of the System to any party without the express prior written approval of eNETS;

(b) use the System software and Interface Specifications software except for the purposes of this Agreement;

(c) copy the System software and Interface Specifications software without eNETS's prior written consent;

(d) reverse engineer, decompile, disassemble, localise, port, adapt, vary, translate or modify the System software and Interface Specifications software in any way without eNETS's prior written consent;

(e) sell, assign, license, transfer or permit the use of the System software and Interface Specifications software by any party; and

(f) use its access to host servers to unreasonably suspend the service of the Customers.

4.4 The Reseller acknowledges and declares that:

(a) the installation and use of the System software and Interface Specifications software is at its sole risk; and

(b) eNETS shall not be liable for any damage or loss suffered or incurred by the Reseller as a result of installing or using the System software and Interface Specifications software.

5. NO WARRANTIES

5.1 eNETS makes no representations or warranties of any kind with respect to the System or any part thereof, express or implied, and shall not be liable to the Reseller for any loss or damage howsoever caused and regardless of the form of loss or damage which may be suffered or incurred by the Reseller or any third party in connection with this Agreement including (without prejudice to the generality of the foregoing) any loss of profit in consequence of a breakdown in the System or part thereof.

5.2 eNETS makes no representations or warranties of any kind with respect to the System software or Interface Specifications software or any part thereof, express or implied, including but not limited to any warranty that the System software or Interface Specifications software would be suitable for any purpose other than the purpose intended by this Agreement or that the System software or Interface Specifications software would be error free. Consequently, eNETS shall not be liable for any loss or damage howsoever caused and regardless of the form of loss or damage which may be incurred or suffered by the Reseller including any loss of profit arising from the use of the System software or Interface Specifications software.

6. FEES

All fee-related information can be found in Schedule A of this agreement.

7. CONFIDENTIALITY

7.1 The Reseller recognises and acknowledges:

(a) that the System software and Interface Specifications software and other information supplied to the Reseller hereunder contain valuable proprietary technical and commercial information of a confidential nature ("Confidential Information") and any unauthorised disclosure of the Confidential Information would cause serious damage to eNETS's business and, accordingly, the Reseller covenants and undertakes to abide by and comply with the provisions of this Clause 7 in respect of the Confidential Information.

(b) that remedies at law may be inadequate to protect eNETS against any actual or threatened breach of the provisions of this Clause 7, and, without prejudice to any other right or remedy otherwise available to eNETS, the Reseller agrees to the granting of injunctive relief in favour of eNETS without proof of actual damage.

7.2 The Reseller shall not divulge or disclose or allow to be divulged or disclosed any Confidential Information to any party other than its employees to whom disclosure is necessary for the purpose of performing its obligations hereunder and who have been bound to observe the obligations of confidentiality herein except for such information that is:

(a) already in the Reseller's possession without obligation of confidentiality;

(b) developed independently;

(c) obtained from a source other than eNETS without obligation of confidentiality;

(d) publicly available when received or thereafter becomes publicly available through no fault of the Reseller;

(e) disclosed by eNETS to a third party without any obligation of confidentiality; or

(f) disclosed by the Reseller pursuant to an order of a court of competent jurisdiction or an order or directive of any regulatory, governmental or statutory authority in accordance with law or with whose requests the Reseller is accustomed to comply. This obligation shall survive the termination of this Agreement.

8. INDEMNITY

8.1 The Reseller hereby agrees and undertakes to fully indemnify and keep eNETS harmless from and against all actions, claims, costs (including legal costs on a full indemnity basis), losses, charges, expenses and damages which eNETS may suffer or incur as a result of:

(a) the occurrence of any event under Clause 18.3;

(b) any fraud, dishonesty or misconduct (criminal or otherwise) perpetrated by the Reseller, its merchant, customer, servant, agent, employee or contractor or the fraud, dishonesty or misconduct (criminal or otherwise) perpetrated by a third party as a result of the negligence or default of the Reseller, its merchant, customer, servant, agent, employee or contractor;

(c) any loss of or damage to the System software or Interface Specifications software arising out of the act or omission whether negligent or otherwise of the Reseller, its merchant, customer, servant, agent, employee or contractor.

9. NOTICES

9.1 Unless otherwise provided herein or agreed to in writing by the parties hereto, all notices or other communications to or upon the Reseller and eNETS shall be sufficiently served if delivered at or sent by registered post by either party to the other at the address above stated or the address of the registered office recorded with the Registrar of Companies and Businesses, Singapore and shall be deemed to have been served in the case of a notice delivered by hand on the day of the delivery, in the case of a notice served by registered post on the day following that on which notice was posted and in the case of a notice served by facsimile on the day of the facsimile.

10. GOVERNING LAW AND COMPLIANCE

10.1 This Agreement shall be governed by and construed in all aspects in accordance with the laws of the Republic of Singapore and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the courts the Republic of Singapore.

10.2 The parties hereto each undertakes to comply with all laws and regulations as may be applicable to the performance of its obligations under this Agreement.

11. ASSIGNMENT

11.1 This Agreement shall be binding upon the parties hereto and their respective successors and assigns and legal representatives and shall not be construed so as to confer any benefit upon any other person except as expressly provided herein.

11.2 The parties hereto shall have no right to assign or transfer their rights and obligations in this Agreement and shall remain fully liable for all of their respective duties, liabilities and obligations hereunder Provided that eNETS shall be entitled to assign its rights and benefits and transfer its obligations under this Agreement as part of a corporate reorganisation or reconstruction or reorganisation of its business by giving the Reseller written notice thereof in which event the said assignment and transfer shall ipso facto take effect.

12. LIABILITY TO CONTINUE

12.1 Unless this Agreement is terminated in accordance with Clause 17 or Clause 18, the liability of the Reseller under this Agreement shall continue notwithstanding any change in its constitution and in the case of a firm, any change in its constitution whether by withdrawal, retirement, expulsion, death or admission of any Reseller, amalgamation, dissolution or otherwise; in the case of a body of corporate, the winding-up whether voluntary or compulsory or any amalgamation, reconstruction or otherwise; and in the case of a statutory body, the amalgamation, merger, reconstruction, privatisation, dissolution or otherwise and this Agreement shall continue in full force and be binding on the entity formed or the party appointed to carry on the Reseller's business.

13. RELATIONSHIP OF THE PARTIES

13.1 The parties hereto shall not by virtue of this Agreement be deemed to be a Reseller or agent of each other nor shall anything herein contained be construed as creating a Resellership, joint association or trust it being agreed that each party will be responsible only for its obligations under this Agreement and neither party shall be authorised to represent or bind the other to third parties.

14. SEVERABILITY

14.1 If any provision herein is deemed by any tribunal or court of competent jurisdiction to be illegal, invalid or unenforceable under any applicable law or otherwise, it shall, to the extent required by such law and subject to the agreement of eNETS, be severed from this Agreement and rendered ineffective so far as is possible without affecting the legality, validity and enforceability of the remaining provisions of this Agreement.

15. INDULGENCE

15.1 The liability of the Reseller hereunder shall not be impaired or discharged by reason of any time or grace or other indulgence being granted by or with the consent of eNETS or any forbearance by eNETS to insist upon its strict rights hereunder. No right under this Agreement shall be deemed to have been waived except in writing signed by the parties hereto and waiver of any particular right in a particular instance shall not constitute or be deemed a waiver of any other right.

16. FORCE MAJEURE

16.1 No failure or omission by any party to carry out its obligations or observe any of the stipulations or conditions of this Agreement, shall give rise to any claims against the party in question or be deemed a breach of this Agreement, if such failure or omission arises from a cause of force majeure, such as acts of God, war or warlike hostilities, civil commotion, riots, blockades, embargoes, sabotage, strikes, lockouts, shortage of material or labour, delay in deliveries from sub-contractors or machine failure caused by force majeure, or any other event outside the control of the party in question.

17. SUSPENSION OF RIGHTS

17.1 Without prejudice to any of eNETS's rights at law and under this Agreement, in the event of a breach by the Reseller of any of the terms and conditions of this Agreement, eNETS may at its sole discretion give immediate notice in writing to the Reseller to remedy the breach within one (1) month of the said notice and may during the notice period, suspend all rights of the Reseller under this Agreement, save for those rights necessary to enable the Reseller to remedy the breach. If the Reseller shall fail to remedy the breach within the aforesaid notice period, eNETS shall have the right but not the obligation to extend the notice period (with or without suspension) or forthwith terminate this Agreement in accordance with Clause 18.3.

18. TERMINATION OF AGREEMENT

18.1 This Agreement shall become effective when signed by the parties hereto and shall remain in force and effect until terminated in accordance with the terms of this Agreement.

18.2 Either party to this Agreement may elect to terminate this Agreement by giving one (1) month's prior notice in writing to the other party of its intention to do so.

18.3 Notwithstanding Clause 18.1 and Clause 18.2, eNETS shall have the right (but not the obligation) at anytime to give immediate notice in writing to the Reseller to terminate this Agreement forthwith upon the happening of any one or more of the following events of default, whether or not such event is of a continuing nature:

(a) if in the sole opinion of eNETS, the Reseller has breached any of the terms and conditions of this Agreement;

(b) if the Reseller enters into liquidation, receivership, judicial management or otherwise compounds with its creditors or takes or suffers any similar action or occurrence in any jurisdiction;

(c) if the Reseller becomes insolvent or stops payment or ceases or threatens to cease to carry on its business or any part of its business;

(d) if any resolution is passed or steps taken by the Reseller or any other person to apply for judicial composition proceedings with its creditors or an order is made by any competent court for such proceedings or a receiver, judicial manager, administrator or other similar official is appointed in relation to the Reseller or any part of the assets or undertakings of the Reseller or encumbrancer taking possession of any part of the assets or undertakings of the Reseller or a distress or execution or other process is being levied or enforced upon or sued out against any part of the assets or undertakings of the Reseller;

(e) if the Reseller dies or its Resellership is dissolved;

(f) if the Reseller or any of its shareholders, Resellers, proprietors, officers, employees, agents or contractors is or is suspected by eNETS to be involved in any fraudulent or unlawful activity whether or not relating to the Reseller's business; or

(g) if the Reseller's website contains any material or involves any trade or activity deemed undesirable by eNETS or Regulatory Authority.

18.4 In the event of termination of this Agreement for whatever reason:

(a) the Reseller agrees and undertakes to return to eNETS immediately all materials, books, records or otherwise pertaining to the System including the System software and Interface Specifications software and shall not thereafter use the Marks or any part or derivatives thereof;

(b) any antecedent right and liability of either party shall not be thereby prejudiced or impaired;

c) Subject but not limited to credit card chargebacks, funds transfer, bank fees, assessment fees, currency conversions, fines and/or penalties by Card Associations and/or Participating Banks, eNETS (HK) shall pay or refund monies received from the Reseller as soon as reasonably practicable subject to standard practice and eNETS (HK) may, but is under no obligation, accelerate any payment or refund of monies received from the Reseller which shall be subject to a case by case basis;

d) eNETS (HK) shall not be liable in any way for funds already refunded to the Reseller;

e) all clauses as indicated in the Reseller agreement including but not limited to the undertakings of the merchant, indemnity, termination of agreement shall continue to apply till

asll and/or any outstanding funds have been fully settled between eNETS (HK) and the Reseller.

18.5 In the event that eNETS terminates this Agreement in accordance with the terms hereof, the Reseller acknowledges and agrees that no reason whatsoever needs to be communicated to the Reseller for such termination and eNETS shall not be liable in any way for any loss or damage incurred or suffered by any party due to such termination.

19. CONSTRUCTION AND VARIATION

19.1 The Appendices shall be deemed to form part of this Agreement and shall be constructed to be a basis on which the parties have entered into this Agreement.

19.2 In the event that the provisions of this Agreement are inconsistent with or contradictory to the provisions in the Appendices, eNETS shall in its sole discretion decide which term or provision shall prevail.

19.3 This Agreement constitutes the entire agreement between the parties hereto and all prior arrangements, agreements, representations and undertakings are hereby superseded.

19.4 No variation or amendment to any provision of this Agreement shall be made unless in writing and duly signed by authorised representatives of the parties hereto.

IN WITNESS WHEREOF the parties hereto, by their respective duly authorised representatives have hereunto set their respective hands the day and year first above written.

Signed by:

Authorised Signatory
Name and Title of Signatory: ______________________ **eNETS Company Stamp**
eNETS Pte. Ltd.

Signed by:

Authorised Signatory

Name and Title of Signatory: **Reseller's Company**
Stamp (if any)

Reseller Company's Legal Name:

Sino Payments, Inc.